Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 2, 2015, with respect to the consolidated financial statements included in the Annual Report of Novation Companies, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said report in the Registration Statements of Novation Companies, Inc. on Forms S-8 (File No. 333-196909 and File No. 333-116998).

/s/ GRANT THORNTON LLP
Kansas City, Missouri
March 2, 2015